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                                                                      EXHIBIT 16

                                POWER OF ATTORNEY

         We, the undersigned Trustees and officers of PIMCO Funds: Multi-Manager Series (the "Trust"), hereby severally constitute and appoint each of Stephen J. Treadway, Newton B. Schott, Jr., R. Wesley Burns, Jeffrey M. Sargent and Henrik
P. Larsen, and each of them singly, with full powers of substitution and resubstitution, our true and lawful attorney, with full power to him to sign for us, and in our name and in the capacities indicated below, any and all Registration Statements of the Trust on Form N-14, all Pre-Effective Amendments to any Registration Statements of the Trust, any and all subsequent Post-Effective Amendments to said Registration Statements, and any and all supplements or other instruments in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories, and generally to do all such things in our name and on our behalf in connection therewith as said attorney deems necessary or appropriate to comply with the Securities Act of 1933, the Investment Company Act of 1940, all related requirements of the Securities and Exchange Commission and of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.

Name                             Capacity                        Date
----                             --------                        ----

/s/ E. Philip Cannon             Trustee                     June 4, 2003
--------------------
E. Philip Cannon

/s/ Donald P. Carter             Trustee                     June 4, 2003
--------------------
Donald P. Carter

/s/ Gary A. Childress            Trustee                     June 4, 2003
---------------------
Gary A. Childress

/s/ Theodore J. Coburn           Trustee                     June 4, 2003
----------------------
Theodore J. Coburn

/s/ W. Bryant Stooks             Trustee                     June 4, 2003
--------------------
W. Bryant Stooks

/s/ Gerald M. Thorne             Trustee                     June 4, 2003
--------------------
Gerald M. Thorne

/s/ Stephen J. Treadway          Trustee and Chairman of     June 4, 2003
-----------------------          the Board of Directors
Stephen J. Treadway

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Name                             Capacity                        Date
----                             --------                        ----

/s/ Newton B. Schott, Jr.        President, Chief Executive  June 4, 2003
-------------------------        Officer and Secretary
Newton B. Schott, Jr.

/s/ John P. Hardaway             Treasurer and Principal     June 4, 2003
--------------------             Accounting Officer
John P. Hardaway

                                       -2-